As filed with the Securities and Exchange Commission on June 23, 2003
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)

       California                                        92-2115369
(State of Incorporation)                    (I.R.S. Employer Identification No.)

            975 El Camino Real, South San Francisco, California 94080
                     (Address of principal executive office)

                       ----------------------------------

                       FNB Bancorp 2002 Stock Option Plan
                            (Full title of the plan)

                       ----------------------------------

                    Thomas C. McGraw, Chief Executive Officer
                                   FNB Bancorp
            975 El Camino Real, South San Francisco, California 94080
                     (Name and address of agent for service)

                                 ---------------

                                 (650) 588-6800
    (Telephone number, including area code, of agent for service of process)


                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

                                                     Proposed Maximum      Proposed Maximum
      Title of Securities           Amount to            Offering              Aggregate            Amount of
       to be Registered           be Registered      Price per Share        Offering Price       Registration Fee

-------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value        33,457 (1)          $26.50 (2)           $886,610 (2)             $71.73
===================================================================================================================

(1) Issuable upon exercise of options or shares granted or to be granted under the FNB Bancorp 2002 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the bid and asked price for the Common Stock in the over-the-counter market on June 16, 2003, pursuant to Rule 457(h) under the Securities Act of 1933.

This registration statement, including exhibits, consists of 29 sequentially numbered pages. The Index to Exhibits is located at page 5.

  This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8



General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 16, 2002, File No. 333-98293, is hereby incorporated by reference.



Incorporation of Documents by Reference

         The following documents are incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

         (b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2002.

         (c) The information with regard to the Registrant's capital stock contained in a registration statement filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

         All documents later filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date such document was filed.


Exhibits

         See the Index to Exhibits, which is incorporated herein by reference.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 16, 2003.


                                       FNB BANCORP
                                       (Registrant)


                                       By /s/ THOMAS C. MCGRAW
                                          -----------------------
                                          Thomas C. McGraw
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. McGraw, Jim D. Black and James
B. Ramsey, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                            Title                        Date
     ---------                            -----                        ----

/s/ THOMAS C. MCGRAW          Chief Executive Officer              June 16, 2003
-----------------------       (Principal Executive Officer),
Thomas C. McGraw              Secretary and Director

/s/ JAMES B. RAMSEY           Senior Vice President and            June 16, 2003
-----------------------       Chief Financial Officer
James B. Ramsey               (Principal Financial Officer
                              and Principal Accounting
                              Officer)


/s/ MICHAEL R. WYMAN          Director and Chairman                June 16, 2003
-----------------------       of the Board
Michael R. Wyman


/s/ NEIL J. VANNUCCI          Director                             June 16, 2003
-----------------------
Neil J. Vannucci


/s/ EDWARD J. WATSON          Director                             June 16, 2003
-----------------------
Edward J. Watson



-----------------------       Director                             June __, 2003
Daniel J. Modena


/s/ LISA ANGELOT              Director                             June 16, 2003
-----------------------
Lisa Angelot


/s/ JIM D. BLACK              President and Director               June 16, 2003
-----------------------
Jim D. Black


/s/ ANTHONY J. CLIFFORD       Executive Vice President and         June 16, 2003
-----------------------       Chief Operating Officer,
Anthony J. Clifford           Director

                                INDEX TO EXHIBITS



Exhibit                                                               Sequential
No.          Exhibit Name                                              Page No.
---          ------------                                              --------

5.1          Opinion of Counsel                                            6
23.1         Consent of Counsel (See Exhibit 5.1 on page 6)
23.2         Consent of Independent Auditors (KPMG LLP)                    7
23.3         Consent of Independent Auditors (Grant Thornton LLP)          8
24.1         Power of Attorney (see signature pages 3 and 4)
99.1         FNB Bancorp 2002 Stock Option Plan                            9
             (adopted June 28, 2002 and amended March 28, 2003)
99.2         Form of Incentive Stock Option Agreement                     19
99.3         Form of Nonstatutory Stock Option Agreement                  25


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